UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-ll (c) or Rule 14a-12

GEE GROUP INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Dear Fellow Shareholder,

You recently received proxy materials in connection with the Annual Meeting of Shareholders of GEE Group Inc. scheduled to be held on September 28, 2021. According to our latest records, your PROXY VOTE for this meeting HAS NOT YET BEEN RECEIVED.

Your vote matters and the Company needs your support in order to achieve a quorum, which is required in order to hold the annual meeting. If the Company is unable to achieve a quorum, the meeting will have to be postponed until such time as we are able to achieve the required quorum. This increases time and costs and any delays could place our NYSE American listing in jeopardy.

At the annual meeting shareholders will consider and vote upon (i) the election of seven (7) members to our Board of Directors (ii) the ratification of the appointment of Friedman LLP as our independent registered public accounting firm for 2021 and (iii) the approval of an amendment to our 2013 Incentive Stock Plan (the “2013 Plan” ) to increase the number of shares of common stock issuable pursuant to awards granted under the 2013 Plan from 5,000,000 to 15,000,000 shares. Our Board recommends that you vote your shares “FOR” each of these proposals.

YOUR VOTE IS IMPORTANT. Regardless of the number of shares you own, it is important that they be represented at the Annual Meeting of Shareholders.

If you have any questions relating to the annual meeting, need assistance voting your shares, or want to provide verbal voting instructions, please call our proxy solicitation advisors Advantage Proxy toll-free at 1-877-870-8565 between the hours of 9:00 a.m. and 9:00 p.m. Eastern Time, Monday through Friday.

You still have time to vote by telephone or the internet. Please follow the instructions on your voting instruction form. There is a control number on the front of your voting instruction form. Please have the control number ready when you call or log on and then follow the easy step-by-step instructions. Please note that your broker will not vote your shares if they don't receive instructions from you. Please vote your shares now so your vote can be counted without delay.

REMEMBER, YOUR PARTICIPATION IS IMPORTANT - PLEASE VOTE TODAY!

We thank you for your patience and continued support.

Sincerely,

Derek E. Dewan

Chairman and Chief Executive Officer

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